SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A1



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 4, 1998

                             RICHFOOD HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

           Virginia               0-16900               54-1438602
       (State or other          (Commission           (IRS Employer
        jurisdiction of          File Number)       Identification No.)
        incorporation)

         4860 Cox Road, Suite 300
              Glen Allen, Virginia                            23060
   (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:      (804) 915-6000


                                 Not Applicable
          (former name or former address if changed since last report)





                               Page 1 of 10 pages.

                      INFORMATION TO BE INCLUDED IN REPORT

EXPLANATORY NOTE:    This  Current  Report on Form  8-K/A1  amends Item 7 of the
                     Registrant's Current Report on Form 8-K, filed on March 19,
                     1998, to provide the pro forma financial information required by Item 7. The remaining Items have not been amended herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a)   Financial Statements of Business Acquired

              Previously filed.

         b)   Pro Forma Financial Information

              Unaudited Pro Forma Combined Condensed Statement of Earnings for the Thirty-Six Weeks Ended January 10, 1998;

              Unaudited Pro Forma Combined Condensed Statement of Earnings for the Fiscal Year Ended May 3, 1997;

              Unaudited Pro Forma Combined Condensed Balance Sheet as of January 10, 1998; and

              Notes  to  Unaudited  Pro  Forma  Combined   Condensed   Financial
              Statements.

         c)       Exhibits

                       Number                    Exhibit
                       ------                    -------

                        2.1 Asset Purchase Agreement, dated as of November 26, 1997, by and among Farm Fresh, Inc., Richfood Holdings, Inc. and FF Acquisition, L.L.C. (incorporated herein by reference to Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended October 18, 1997).

                        2.2 Letter Agreement, dated as of March 4, 1998, by and among Farm Fresh, Inc., Richfood Holdings, Inc. and FF Acquisition, L.L.C. (previously filed).

                        10.1 Credit Agreement, dated as of February 27, 1998, by and among Richfood Holdings, Inc., First Union National Bank, as administrative agent, Crestar Bank, as syndication agent, and Suntrust Bank, Atlanta, as documentation agent (previously filed).

                        10.2 Credit Agreement, dated as of February 27, 1998, by and among Richfood Holdings, Inc., First Union National Bank, as administrative agent, Crestar Bank, as syndication agent, and Suntrust Bank, Atlanta, as documentation agent (previously filed).


                        23.1 Consent of KPMG Peat Marwick LLP (previously filed).

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following pro forma combined condensed financial statements give effect to the acquisition by Richfood Holdings, Inc. ("Richfood") of substantially all the assets and assumption of certain liabilities of Farm Fresh, Inc. ("Farm Fresh") on March 4, 1998 (the "Farm Fresh Acquisition"). The transaction was effected through a "prepackaged" Chapter 11 bankruptcy proceeding. The Company did not assume Farm Fresh's indebtedness for money borrowed or Farm Fresh's lease obligations for previously closed stores or stores that will be closed in connection with the transaction. The purchase price consisted of approximately $221.7 million cash, plus capital leases assumed, plus 1.5 million warrants for the purchase of Richfood's common stock at an exercise price equal to $25 per share with a term of five years following issuance. The final amount of cash consideration is subject to adjustment based on the amount of Farm Fresh's working capital at the time of closing, which adjustment has not been finalized as of the date hereof. The transaction will be accounted for using the purchase method of accounting.

The pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Richfood and Farm Fresh and should be read in conjunction with Richfood's historical financial statements and the notes thereto, contained in its Annual Report on Form 10-K for the fiscal year ended May 3, 1997 and in its Quarterly Report on Form 10-Q for the quarter ended January 10, 1998, and the historical financial statements of Farm Fresh contained in Richfood's Current Report on Form 8-K, which was filed on March 19, 1998. The unaudited pro forma combined condensed balance sheet combines Richfood's historical condensed consolidated balance sheet as of January 10, 1998, with Farm Fresh's historical condensed consolidated balance sheet as of January 3, 1998. The pro forma combined condensed statements of earnings combine Richfood's historical condensed consolidated statements of earnings for the thirty-six week period ended January 10, 1998, and the fiscal year ended May 3, 1997, with Farm Fresh's corresponding historical condensed consolidated statements of operations for the thirty-six week period ended January 3, 1998, and the fifty-two week period ended March 23, 1997. The historical results of operations for Farm Fresh for the thirty-six week period ended January 3, 1998 were derived by adjusting Farm Fresh's forty-one week period from March 23, 1997 to January 3, 1998 to thirty-six weeks by removing an estimate of five weeks of operating results. Sales and net loss of Farm Fresh for the five weeks from March 23, 1997 to April 26, 1997, not included in the pro forma combined condensed financial statements, were approximately $67,400 and $950, respectively. The unaudited pro forma combined condensed balance sheet data are presented as if the Farm Fresh Acquisition occurred on the date thereof. The unaudited pro forma combined condensed statements of earnings data are presented as if the Farm Fresh Acquisition had occurred at the beginning of the earliest period presented.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Farm Fresh Acquisition had been consummated at the beginning of the earliest period presented, with respect to the unaudited pro forma combined condensed statements of earnings, or at January 10, 1998, with respect to the unaudited pro forma combined condensed balance sheet, nor is it necessarily indicative of the future operating results or financial position of Richfood. The unaudited pro forma information is presented based on preliminary estimates for values of net assets acquired and may change as valuations are completed and more facts become known. The unaudited pro forma financial information does not give effect to any synergies that may occur due to the integration of Richfood's and Farm Fresh's operations. Additionally, the unaudited pro forma financial information includes the transaction costs of the Farm Fresh Acquisition, estimated to be approximately $1.3 million for the financial advisors and regulatory filing fees plus $1.2 million for legal and accounting fees, printing expenses and other miscellaneous expenses, and excludes nonrecurring costs and expenses associated with integrating the operations of the businesses.


                                              RICHFOOD HOLDINGS, INC.
                                                UNAUDITED PRO FORMA
                                     COMBINED CONDENSED STATEMENT OF EARNINGS
                                  For the Thirty-six Weeks Ended January 10, 1998
                               (Dollar amounts in thousands, except per share data)

                                            Richfood
                                         Holdings, Inc.   Farm Fresh, Inc.         Pro Forma          Note        Combined
                                           Historical        Historical           Adjustments        Number       Pro Forma
                                           ----------        ----------           -----------        ------       ---------
Sales                                      $ 2,202,550       $ 464,126            $ (197,788)           1        $ 2,457,546
                                                                                     (11,342)           2
Costs and expenses, net:
   Cost of goods sold                        1,962,538         353,807              (197,788)           1          2,109,899
                                                                                      (8,658)           2

   Operating and administrative expenses       163,484          95,819                 2,924            3            256,657
                                                                                      (3,082)           2
                                                                                      (2,488)           4

   Loss on disposition of assets                 -               1,849                   -                             1,849
   Reorganization costs                          -               4,181                   -                             4,181
   Write down of long-lived assets to            -                 150                   -                               150
     be disposed of
   Interest expense                              2,559          23,077              (20,953)            5             12,434
                                                                                      7,751             6
   Interest income                              (2,723)            -                    -                             (2,723)
                                           -----------       ---------            ---------                      -----------

Earnings (loss) before income taxes             76,692         (14,757)              13,164                           75,099

Income taxes                                    29,596             -                   (615)            7             28,981
                                           -----------       ---------            ---------                      -----------
Net earnings (loss)                        $    47,096       $ (14,757)           $  13,779                      $    46,118
                                           ===========       =========            =========                      ===========


Net earnings per common share              $      0.99                                                           $       .97
                                           ===========                                                           ===========

Net earnings per common share -            $      0.99                                                           $       .97
                                           ===========                                                           ===========
  assuming dilution

Weighted average common shares:
    Basic                                  47,492,269                                                  8          47,492,269
                                           ==========                                                            ===========
    Diluted                                47,720,127                                                  8          47,720,127
                                           ==========                                                            ===========

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.


                                       5


                                              RICHFOOD HOLDINGS, INC.
                                                UNAUDITED PRO FORMA
                                     COMBINED CONDENSED STATEMENT OF EARNINGS
                                       For The Fiscal Year Ended May 3, 1997
                               (Dollar amounts in thousands, except per share data)

                                            Richfood
                                         Holdings, Inc.    Farm Fresh, Inc.
                                           Historical         Historical          Pro Forma           Note        Combined
                                           (53 weeks)         (52 weeks)         Adjustments         Number       Pro Forma
                                           ----------         ----------         -----------         ------       ---------

Sales                                     $  3,411,625        $744,208           $(298,102)             1         $3,838,932
                                                                                   (18,799)             2
Costs and expenses, net:
   Cost of goods sold                        3,053,299         569,082            (298,102)             1          3,309,922
                                                                                   (14,357)             2

   Operating and administrative                252,885         156,171               4,224              3            404,314
     expenses                                                                       (4,903)             2
                                                                                    (4,063)             4

   Store closure and other charges                 -             1,497                -                                1,497
   Loss on disposition of assets                   -                 8                -                                    8
   Write down of long-lived assets to              -             2,756                -                                2,756
     be disposed of
   Interest expense                              7,166          35,096             (32,029)             5             22,163
                                                                                    11,930              6

   Interest income                              (3,672)            -                   -                              (3,672)
                                           -----------       ---------            ---------                      -----------

Earnings (loss) before income taxes            101,947         (20,402)             20,399                           101,944

Income taxes                                    40,596             -                    (2)             7             40,594
                                           -----------       ---------            ---------                      -----------

Net earnings (loss)                        $    61,351       $ (20,402)           $ 20,401                       $    61,350
                                           ===========       =========            =========                      ===========

Net earnings per common share              $      1.30                                                           $      1.30
                                           ===========                                                           ===========

  Net earnings per common share -
    assuming dilution                      $      1.29                                                           $      1.29
                                           ===========                                                           ===========

Weighted average common shares:
    Basic                                   47,290,092                                                  8         47,290,092
                                           ===========                                                           ===========
    Diluted                                 47,558,480                                                  8         47,558,480
                                           ===========                                                           ===========

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.





                                              RICHFOOD HOLDINGS, INC.
                                                UNAUDITED PRO FORMA
                                         COMBINED CONDENSED BALANCE SHEET
                                                 January 10, 1998
                                                   (in thousands)

                                                Richfood
                                             Holdings, Inc.     Farm Fresh, Inc.     Pro Forma        Note          Combined
                                               Historical          Historical       Adjustments      Number        Pro Forma
                                               ----------          ----------       -----------      ------        ---------

Assets

Current assets:
  Cash and cash equivalents                     $ 36,010           $     643         $(34,653)          9          $   2,000

  Accounts receivable less allowance for         109,926              14,882          (10,584)         10            114,224
     doubtful accounts

  Inventories                                    164,277              43,632           (1,475)         11            209,162
                                                                                        2,728          12

  Other current assets                            13,132               1,307            6,060          26             20,499
                                                --------           ---------         --------                      ---------

                Total current assets             323,345              60,464          (37,924)                       345,885
                                                --------           ---------         --------                      ---------

Notes receivable, less allowance for              33,072                 -               -                            33,072
doubtful accounts
Property and equipment, net                      123,256             100,737           (2,276)         11            223,613
                                                                                        1,896          22

Goodwill, net                                     85,094               5,955          168,969          13            254,063
                                                                                       (5,955)         14

Other assets                                      47,954              11,510           (7,590)         14             49,945
                                                                                       (1,929)         15
                                                --------           ---------         --------                      ---------

                Total assets                    $612,721           $ 178,666         $115,191                       $906,578
                                                ========           =========         ========                       ========



See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                       7


                                              RICHFOOD HOLDINGS, INC.
                                                UNAUDITED PRO FORMA
                                         COMBINED CONDENSED BALANCE SHEET
                                                 January 10, 1998
                                                   (in thousands)

                                                Richfood
                                             Holdings, Inc.    Farm Fresh, Inc.  Pro Forma           Note           Combined
                                               Historical         Historical    Adjustments         Number         Pro Forma
                                               ----------         ----------    -----------         ------         ---------

Liabilities and Shareholders' Equity

Current liabilities:
 Current installments of long term debt         $  10,259         $ 235,146     $ (231,778)            16          $  14,289
      and capital lease obligations                                                   (207)            11
                                                                                       869             24

 Accounts Payable                                 197,734            22,683        (10,584)            10            209,833

 Accrued expenses and other current                59,619            39,734         (1,565)            17             88,017
      liabilities                                                                  (19,029)            18
                                                                                     9,437             23
                                                                                       314             25
                                                                                      (493)            12

                                                ---------         ---------     ----------                         ---------
                Total current liabilities         267,612           297,563       (253,036)                          312,139
                                                ---------         ---------     ----------                         ---------

Long-term debt and capital lease                   21,849            35,857           (130)            16            252,007
   obligations                                                                      (2,763)            11
                                                                                    10,188             24
                                                                                   221,659             19
                                                                                   (34,653)             9

Deferred credits and other                         19,339             8,453         (6,110)            17             24,879
                                                                                    (1,929)            15
                                                                                     5,126             25
Shareholders' equity (deficit):
  Preferred stock, without par value                  -                                -
                                                                        -                                                   -
  Common stock, without par value                  74,235            29,382        (29,382)            20             88,650
                                                                                    14,415             21

Retained earnings (accumulated deficit)           229,686          (192,589)       192,589             20            228,903
                                                                                      (783)            12
                                                ---------         ---------     ----------                         ---------
                Total shareholders' equity        303,921          (163,207)       176,839                           317,553
                    (deficit)                   ---------         ---------     ----------                         ---------


                Total liabilities and           $ 612,721         $ 178,666      $ 115,191                         $ 906,578
                    shareholders' equity        =========         =========      =========                         =========


See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                             (amounts in thousands)


1. Elimination of sales by the Company to Farm Fresh and related cost of goods sold.


2. Elimination of sales and related cost of goods sold and operating and administrative expenses of certain Farm Fresh stores not purchased as part of the transaction.


3. Amortization of goodwill based on preliminary purchase price allocation (see note 13). Goodwill is expected to be amortized over 40 years.


4. Elimination of the historical amortization of Farm Fresh's intangible assets not acquired in the transaction.


5. Elimination of Farm Fresh's historical interest expense on indebtedness for borrowed money.


6. Adjustment to record interest expense associated with net borrowings to finance the cash portion of the purchase price (see notes 9 and 19) and elimination of interest income of $897 and $113 earned on invested cash for the fiscal year ended May 3, 1997, and the thirty-six week period ended January 10, 1998 respectively.


7. Adjustment reflects income taxes on the net combined pro forma earnings at the Company's historical effective tax rate of 39.8% and 38.6% for the fiscal year ended May 3, 1997, and the thirty-six week period ended January 10, 1998, respectively.


8. The Company's earnings per share for the thirty-six week period ended January 10, 1998 and the fiscal year ended May 3, 1997 reflect the adoption of Statement of Financial Accounting Standards No. 128, which replaces the method previously used to compute earnings per share with basic and diluted earnings per share. The 1.5 million warrants for the purchase of the Company's Common Stock, at an exercise price equal to $25 per share with a term of five years following issuance, issued in conjunction with the transaction are anti-dilutive for the fiscal year ended May 3, 1997, and the thirty-six week period ended January 10, 1998, and are not included in the weighted average shares outstanding-assuming dilution.


9. The portion of the Company's cash balance assumed to be used to pay a portion of the purchase price (see note 13).


10. Elimination of accounts receivable and payable between the Company and Farm Fresh.


11. Elimination of inventory, capital lease assets and capital lease obligations related to certain Farm Fresh stores not purchased as part of the transaction.


12. Adjustment to record inventory at its estimated fair value and to eliminate Richfood profit in Farm Fresh inventory of approximately $1,276.


13. Preliminary estimate of the excess of the purchase price over the fair value of net assets acquired (goodwill). For purposes of these Pro Forma Combined Condensed Financial Statements, the purchase price was allocated as follows:

              Cash portion of purchase price (subject to working capital adjustment)    $ 221,659
              Estimated fair value of capital leases assumed                               47,182
              Estimated fair value of 1.5 million warrants                                 14,415
                                                                                        ---------
              Total estimated purchase price (subject to working capital adjustment)      283,256
              Estimated fair value of working capital acquired                           (17,479)
              Estimated fair value of property, plant and equipment                     (100,357)
              Estimated fair value of other assets assumed                                (1,991)
              Estimated fair value of other liabilities assumed                             5,540
                                                                                        ---------
              Goodwill                                                                  $ 168,969
                                                                                        =========

14. Elimination of Farm Fresh's historical goodwill and other assets not acquired in the transaction.


15. Elimination of amounts relating to the historical supply agreement between the Company and Farm Fresh.


16. Elimination of Farm Fresh's indebtedness for borrowed money not assumed in the transaction.


17. Elimination of Farm Fresh's liability for closed stores not assumed in the transaction.


18.      Elimination  of  Farm  Fresh's   liability  for  accrued   interest  on
         indebtedness for borrowed money.


19. Borrowings under the Revolving Credit Facility to finance the cash portion of the purchase price at an assumed interest rate of approximately 6.0%. A 1/8% change in the assumed interest rate would result in a $141 and $99 adjustment to earnings from continuing operations for the fifty-three weeks ended May 3, 1997 and the thirty-six weeks ended January 10, 1998, respectively.


20. Elimination of Farm Fresh historical amounts for common stock and associated accumulated deficit.


21. Estimated fair value of the 1.5 million warrants to be issued in conjunction with the transaction (see notes 8 and 13).


22. Adjustment to record property and equipment at its estimated fair value.


23. Adjustment to record accrued expenses at estimated fair value, accrue estimated transaction costs and recognize incremental acquisition related liabilities.


24. Adjustment to record acquired capital lease obligations at estimated fair value.


25.      Adjustment to record unfavorable operating leases.


26. Adjustment to record deferred income taxes associated with temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                           RICHFOOD HOLDINGS, INC.



Date: May 18, 1998         By: /s/ John C. Belknap
                           -----------------------
                           John C. Belknap
                           Executive Vice President,
                           Chief Financial Officer and
                           Secretary






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